UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2010

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-582295

(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

          Effective May 7, 2010, Wireless Telecom Group, Inc., a New Jersey corporation (the “Registrant”), completed the previously announced pending sale of substantially all of the assets of its wholly owned subsidiary, Willtek Communications GmbH, a company organized under the laws of Germany (“Willtek”), and Willtek’s wholly owned subsidiaries, Willtek Communications SARL and Willtek Communications, Inc. (collectively with Willtek, the “Seller Parties”). Pursuant to the Asset Purchase Agreement, dated April 9, 2010 (the “Purchase Agreement”), among the Registrant, the Seller Parties, Aeroflex Incorporated, a Delaware corporation (“Aeroflex”), and Aeroflex’s wholly owned subsidiaries Aeroflex Wichita, Inc., Aeroflex GmbH and Aeroflex France SAS (collectively, the “Buyer Parties”), the Registrant and the Seller Parties sold to the Buyer Parties substantially all of the assets of the Seller Parties, and the Buyer Parties assumed certain liabilities related to such assets and the business of the Seller Parties (the “Business”), all upon the terms and subject to the conditions of the Purchase Agreement (the “Transaction”).

          The assets of the Seller Parties that were sold to the Buyer Parties in the Transaction include accounts receivable, inventory, fixed assets, intellectual property and goodwill of the Seller Parties that were used in or related to the Business. Certain liabilities of the Seller Parties that were assumed by the Buyer Parties in the Transaction include trade accounts payable, certain pension-related liabilities and certain other accrued and other current liabilities of the Seller Parties that relate to the acquired assets or the Business and are specified in the Purchase Agreement. As part of the Transaction, the Buyer Parties assumed all of Willtek’s employees worldwide pursuant to the terms and subject to the conditions of the Purchase Agreement.

          As consideration for the purchase of the acquired assets, the Buyer Parties agreed to assume certain liabilities specified in the Purchase Agreement and paid $2,750,000 in cash to the Seller Parties. The cash purchase price is subject to a downward post-closing adjustment if the Adjusted Net Assets (as defined in the Purchase Agreement) of the Business as of May 7, 2010 (the effective closing date of the Transaction) is less than the Adjusted Net Assets Target (as defined in the Purchase Agreement).

          Under the Purchase Agreement, each of the Registrant and the Seller Parties agreed not to compete in connection with the design, development, manufacture or sale of products for terminal testing and air interface testing market applications (subject to certain exceptions) for a period of three years from and after the date hereof. In addition, each of the Registrant and the Seller Parties agreed not to (i) induce any customer of the Business to cease or reduce the amount of business such customer has customarily done with the Business, (ii) hire or solicit for hire any current employees of the Business or (iii) interfere in the relationship of the Business with any of its customers, suppliers and independent contractors, in each case for a period of three years from and after the date hereof.

          The Purchase Agreement contains customary post-closing covenants and indemnification obligations of the parties thereto as set forth therein.

          There were no material relationships between any of the Registrant and the Seller Parties, on the one hand, and Aeroflex and the Buyer Parties or any of their respective affiliates, any director or officer of the Buyer Parties, or any associate of any such director or officer, on the other hand, other than with respect to the Purchase Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby.

          The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was previously filed with the Registrant’s Current Report on Form 8-K, dated April 9, 2010, and is incorporated by reference into this Item 2.01. The press release issued by the Registrant announcing the closing of the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 8.01.	OTHER EVENTS

          On May 10, 2010, the Registrant issued a press release announcing the closing of the Transaction referred to in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 in its entirety by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

          The following Exhibits are filed as part of this Current Report:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated April 9, 2010, by and among the Registrant, the Seller Parties, Aeroflex and the Buyer Parties.*

99.1	Press Release of Wireless Telecom Group, Inc. dated May 10, 2010.

* Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K, dated April 9, 2010, and incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: May 7, 2010	By:	/s/ Paul Genova

Paul Genova
Chief Executive Officer and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of April 9, 2010, by and among the Registrant, the Seller Parties, Aeroflex and the Buyer Parties.*

99.1	Press Release of Wireless Telecom Group, Inc. dated May 10, 2010.

* Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K, dated April 9, 2010, and incorporated herein by reference.